Exhibit 10.5


                                February 24, 2000



Mr. Thomas J. LaRussa
United Funds, LLC
650 E. Carmel Drive
Suite 150
Carmel, IN 46032

Dear Mr. LaRussa:

     This letter sets forth the terms and conditions under which United Funds, LLC (the "Company") hereby agrees to compensate Cullasaja Capital, Ltd.("CCL") for its services as a financial advisor in connection with the creation of a Trust capable of issuing asset backed certificates (the "Transaction") to institutional and other investors.

     For the purposes of this Agreement, Trust Certificates shall mean securities representing beneficial or legal interests in a pool of insurance settlements and certain other assets (the "Trust Assets") which will be originated or purchased by the Company and deposited into one or more trusts (the "Trusts"). For the purposes of this Agreement only, the Company shall mean United Funds, LLC, its successors and assigns.

     1. Financial Advisory and Consulting Services.

        CCL has performed financial advisory services in connection with the structuring of the Trusts.

     2. Financial Advisory and Consulting Services Fee.

        In consideration for the services rendered by CCL hereunder, the Company hereby agrees to pay to CCL, through the term hereof, in connection with


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Insurance Settlements Funding Trust 2000 (the "2000 Trust") a one-time fee of
 .0033 1/3% of the principal amount of Trust Certificates of the 2000 Trust sold pursuant to the public offering of Trust Certificates for the 2000 Trust, payable in installments on a monthly basis against the amount owed, at the rate of .0033 1/3% of the Trust Certificates sold by the Trust in the previous month, on the fifth (5th) business day of each succeeding month, during the offering period of the Trust Certificates. Such fee is solely the responsibility of the Company and shall be paid solely to CCL.

     3. Additional Financial Advisory and Consulting Services Fee.

        In consideration for the services rendered by CCL hereunder, the Company hereby agrees to pay to CCL, through the term hereof, in connection with the Trusts, other than the 2000 Trust, a one-time fee equal to .0025% of the principal amount of Trust Certificates of the Trusts sold pursuant to the public offering of Trust Certificates for such Trusts, up to an aggregate of $300,000,000 principal amount of Trust Certificates of such Trusts, payable as described in paragraph 2 above. Such additional fee shall be paid by the Company with respect to any public offering of Trust Certificates, up to an aggregate of $300,000,000 principal amount, by Pryor, Counts & Co., Inc.

     4. Late Charge.

        If any payment to be made hereunder is not paid within fifteen days after the date due, the Company shall immediately pay to CCL a late charge of one percent (1%) per month on the entire amount due on that date.


                                      (2)

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     5. Representations and Warranties.

        The Company acknowledges that CCL does not assume responsibility for the accuracy or completeness of any information provided in any public offering of Trust Certificates by the Company and that CCL will rely upon such information without independent verification of the accuracy or completeness of such information or independent evaluation of any of the assets or liabilities of the Company or Trust Assets. CCL acknowledges that the Company has made no independent investigation of CCL and the Company assumes no responsibility in connection with CCL other than its obligation to pay the above described fees. In addition, Pryor, Counts & Co., Inc. and Capital Resource Group One, LLC have made no independent investigation of CCL and Pryor, Counts & Co., Inc. and Capital Resource Group One, LLC have assumed no responsibility in connection with CCL other than agreeing as to the Company's obligation to pay the fees required to be paid pursuant to paragraph 3 above.

     6. Termination.

        This agreement shall terminate upon the later of (i) the termination of the 2000 Trust, or (ii) the inability of Pryor, Counts & Co. Inc. to sell the Trust Certificates for the 2000 Trust upon terms and conditions reasonably satisfactory to the Company, or (iii) the termination of any subsequent Trusts which include Trust Assets originated or purchased by the Company whose Trust Certificates are publicly offered.

     7. Miscellaneous.

        This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral,


                                      (3)

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relating to the subject matter hereof, and may not be discharged, except in writing, signed by the party against whom such modification, waiver or discharge is sought to be enforced. All rights and obligations hereunder shall be binding upon and applicable to any successor to the assets and/or business of the Company, whether by merger, consolidation, transfer of all or substantially all of such assets, or otherwise. Neither the Company or CCL may assign its rights and obligations without the prior written approval of the other party.

        Each of CCL and the Company represents and warrants that this letter Agreement has in all respects been duly authorized, executed and delivered by and on behalf of itself.

        All rights and obligations in connection herewith shall be interpreted, construed, and enforced in accordance with and governed by the applicable laws of the State of Delaware. If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provisions, which shall remain in full force and effect.

        This Agreement supersedes any and all previously existing agreements relating to the subjects referred to in this Agreement.


                                      (4)

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                      Please confirm that the foregoing accurately reflects your understanding by signing the enclosed copy of this letter and returning it to the undersigned.


                                             Very truly yours,

                                             CULLASAJA CAPITAL, LTD.

                                             By: /s/ Paul D. Jacobs, Chairman


THE FOREGOING IS ACCEPTED
AND AGREED TO AS OF THE DATE ABOVE.

UNITED FUNDS, LLC

By: /s/ Thomas J. LaRussa
    ---------------------
        Thomas J. LaRussa


AGREED

PRYOR, COUNTS & CO., INC.


By: /s/ Malcolm Pryor
    -----------------


AGREED

CAPITAL RESOURCE GROUP ONE, LLC


By: /s/ Thomas J. LaRussa
    ---------------------